SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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KILROY REALTY CORPORATION

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KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

March 23, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on May 17, 2005, at 9:00 a.m. at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage-paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2005

To the Stockholders of Kilroy Realty Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), will be held at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 on May 17, 2005, at 9:00 a.m., local time, for the following purposes:

1. To elect three directors to the Company’s Board of Directors to serve until the annual meeting of stockholders in the year 2008 and until their successors are duly elected and qualify.

2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Company’s Board of Directors has fixed the close of business on March 15, 2005 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The enclosed proxy card is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the election of the Board of Directors’ nominees named therein. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

March 23, 2005

Los Angeles, California

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2005

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kilroy Realty Corporation, a Maryland corporation (the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), to be exercised at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 17, 2005 at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 at 9:00 a.m., local time, including at any adjournment(s) or postponement(s), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1.    To elect three directors to the Company’s Board of Directors to serve until the annual meeting of stockholders in the year 2008 and until their successors are duly elected and qualify; and

2.    To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only the holders of record of the shares of Common Stock at the close of business on March 15, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted on at the meeting. As of the Record Date, 28,744,505 shares of Common Stock were outstanding. This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about March 29, 2005.

A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the directors.

The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, will be voted FOR the election of the three director nominees named in this Proxy Statement. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, www.kilroyrealty.com. References herein to the “Company” refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is March 23, 2005.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the Company’s articles of incorporation, as amended (the “Charter”), the Company’s bylaws, as amended (the “Bylaws”), and resolutions adopted by the Company’s Board of Directors (the “Board”), the Board presently consists of seven directors and is divided into three classes serving staggered three-year terms. Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The terms of three of the directors, Messrs. Kilroy, Sr., Hart, and Dr. Brennan, will expire at the Annual Meeting. Accordingly, if elected at the Annual Meeting, Messrs. Kilroy, Sr., Hart, and Dr. Brennan, will hold office for a term of three years until the annual meeting of stockholders to be held in the year 2008, and until their successors are duly elected and qualify.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the nominees to the Board listed below. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected. The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

The Board recommends a vote FOR the election of John B. Kilroy, Sr., Matthew J. Hart, and Edward F. Brennan, Ph.D., to serve until the annual meeting of stockholders to be held in the year 2008 and until their respective successors are duly elected and qualify.

Nominees for Director

The following table sets forth certain current information with respect to the nominees for directors to the Board of the Company:

Name	Age	Director Since	Position With The Company
John B. Kilroy, Sr.	82	1996	Chairman of the Board
Edward F. Brennan, Ph.D.	53	2003	Director
Matthew J. Hart	52	1997	Director

The following is a biographical summary of the experience of the nominees for directors to the Board of the Company:

John B. Kilroy, Sr. has served as the Company’s Chairman of the Board since its incorporation in September 1996. In 1947, Mr. Kilroy founded the businesses that were incorporated in 1952 as the entity known as Kilroy Industries (“KI”). Mr. Kilroy served as KI’s President from 1952 until 1981, and has served as its Chairman of its Board of Directors since 1954. Mr. Kilroy is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broad based network of relationships. Mr. Kilroy is a trustee of the Independent Colleges of Southern California, serves on the board of directors of Pepperdine University, and is a past trustee of Harvey Mudd College. Mr. Kilroy is the father of John B. Kilroy, Jr., the Company’s President and Chief Executive Officer.

Edward F. Brennan, Ph.D., has been a member of the Company’s Board since July 2003. Dr. Brennan is currently Chief Operating Officer of CryoCor, since January 2005, and became active Chairman of HemoSense in January 2004. While a director, since 2000, of HemoSense, he was also a managing partner of Perennial Investments, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. He also served on the board of directors of Molecumetrics, Inc., wholly-owned by Tredegar Corp. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for 23 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CadioGenesis Corp. Dr. Brennan also serves on the board of several other private companies and previously served on the Board of the American Heart Association, Santa Clara chapter. Dr. Brennan holds a B.A. degree in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz.

Matthew J. Hart has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Hart is President and Chief Operating Officer of Hilton Hotels Corporation. He has responsibility for all operational aspects of the company, including owned and managed hotel operations, franchising, and brand development. He also oversees the company’s timeshare operation, Hilton Grand Vacations Company, as well as the company’s architecture, construction and purchasing functions. Mr. Hart had been Executive Vice President and Chief Financial Officer since joining Hilton in May of 1996. Prior to joining Hilton, Mr. Hart was Senior Vice President and Treasurer for the Walt Disney Company, where he was responsible for the company’s corporate and project finance activities. Before joining Disney, Mr. Hart served as Executive Vice President and Chief Financial Officer for the Host Marriott Corporation. He held various financial positions at Marriott Corporation (prior to the formation of Host Marriott), which he joined in 1981 as Manager, Project Finance. Mr. Hart was a lending officer with Bankers Trust Company in New York from 1976 until 1981. Mr. Hart is on the Board of Directors of America West Airlines, Inc., and Heal the Bay, a non-profit organization. He graduated cum laude from Vanderbilt University in 1974 and received his MBA from Columbia University in 1976.

Vote Required

The election of each director requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR the election of John B. Kilroy, Sr., Edward F. Brennan, Ph.D., and Matthew J. Hart, to serve until the annual meeting of stockholders to be held in the year 2008 and until their respective successors are duly elected and qualify.

Directors Continuing in Office

Information concerning the other directors of the Company whose terms do not expire at the Annual Meeting is set forth below.

Name	Age	Position With The Company	Term Expiration
John B. Kilroy, Jr.	56	President, Chief Executive Officer and Director	2006
John R. D’Eathe	69	Director	2007
William P. Dickey	62	Director	2007
Dale F. Kinsella	56	Director	2006

John B. Kilroy, Jr. has served as the Company’s President, Chief Executive Officer and Director since its incorporation in September 1996. Prior to joining the Company, Mr. Kilroy served in the same capacity for KI, the predecessor to the Company, and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967 and worked for KI for over 30 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Prior to that time, he held positions as Executive Vice President and Vice President—Leasing & Marketing. He is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center For Character Education and the National Fitness Foundation. Mr. Kilroy attended the University of Southern California. Mr. Kilroy is the son of John B. Kilroy, Sr., the Chairman of the Company’s Board of Directors.

John R. D’Eathe has been a member of the Company’s Board since October 1997. Mr. D’Eathe is a 30-year veteran of real estate development and management in Canada, Europe and the United States. Since 1980,

Mr. D’Eathe has been serving as the President of Freehold Development Canada Ltd., which is primarily focused on commercial and industrial development in western Canada. From 1970 to 1979, Mr. D’Eathe was President and Chief Executive Officer of Canadian Freehold Properties Ltd., a Canadian-based development company involved in commercial projects in both Canada and the United States. From 1965 to 1969, he served as a Director and Senior Vice President of Grosvenor International, a private real estate group that owns and develops property around the world. Mr. D’Eathe is a director of Bentall Capital Management, one of Canada’s largest pension fund real estate investment and advisory firms. In addition, he has been the Chairman of Spark Music Inc., of Vancouver since 1992. Mr. D’Eathe holds an honors Bachelor of Laws degree from London University, UK and is an associate member of The Canadian Bar Association.

William P. Dickey has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974. Mr. Dickey is a member of the board of directors of Mezzanine Capital Property Investors, Inc., a REIT that invests primarily in East Coast office/mixed use space. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters Degree from Georgetown University and his Juris Doctor Degree from Columbia Law School.

Dale F. Kinsella has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Kinsella is currently a partner with the law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that time, he had been a partner with the Los Angeles law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles.

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

During the year ended December 31, 2004, the Board held five meetings and conducted two meetings by unanimous written consent. All directors attended 75% or more of the total number of meetings of the Board and of the Board committees on which the director served held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All seven directors attended the 2004 annual meeting.

Independent Directors

Each of Messrs. D’Eathe, Dickey, Hart and Kinsella and Dr. Brennan are considered by the Board to be Independent Directors. An “Independent Director” is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange (“NYSE”). In addition, in accordance with the Company’s corporate governance guidelines, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000. The Independent Directors held four meetings during 2004.

Non-Management Directors

Each of Messrs. Kilroy, Sr., D’Eathe, Dickey, Hart, Kinsella and Dr. Brennan, are considered by the Board to be Non-Management Directors. Non-Management Directors are all those Directors who are not company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. Beginning in 2005, meetings of the Non-Management Directors are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Committees

The Board of Directors of the Company has a standing Audit Committee, Executive Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee, and Executive Committee.

Audit Committee.    The Audit Committee consists of three Independent Directors: Mr. Hart, who serves as its Chairman, and Messrs. D’Eathe and Dickey. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards. Each of Messrs. Hart, D’Eathe and Dickey is financially literate and is an “audit committee financial expert” as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants. The Audit Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at www.kilroyrealty.com and available in print to any security holder upon request. The Audit Committee held six meetings during 2004. Information regarding the specific functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” below.

Executive Compensation Committee.    The Executive Compensation Committee currently consists of three Independent Directors: Mr. D’Eathe, who serves as its Chairman, and Messrs. Brennan and Kinsella. The function of the Executive Compensation Committee is to (i) establish, review, modify and adopt remuneration levels for executive officers of the Company, and (ii) implement the Company’s Stock Incentive Plan and any other incentive programs. The Executive Compensation Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at www.kilroyrealty.com and available in print to any security holder upon request. The Executive Compensation Committee held six meetings during 2004. Information concerning the specific functions performed by the Executive Compensation Committee is set forth in the “Executive Compensation Committee Report on Executive Compensation” below.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee consists of the Company’s five Independent Directors. Mr. Dickey serves as its Chairman. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill board vacancies, and (iii) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee and the Company’s corporate governance guidelines, which were adopted by the Board, are available on the Company’s website at www.kilroyrealty.com and are available in print to any security holder upon request. The Nominating/Corporate Governance Committee held three meetings during 2004.

Independent Committee.    The Independent Committee consists of the Company’s five Independent Directors. Mr. Kinsella serves as its Chairman. The Independent Committee has the authority to approve transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2004.

Executive Committee.    The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Messrs. Kilroy, Sr. and Kinsella. Subject to the Company’s conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership as amended from time to time (the “Partnership Agreement”) of Kilroy Realty, L.P. (the “Operating Partnership”), to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2004.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i), and the current listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors on March 8, 2004.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee approves the selection of the Company’s independent auditors and reviews and discusses the audited financial statements included in Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2004 with management and the Company’s independent auditors. The Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards Statement of Auditing Standard Number 61, “Communications with Audit Committees,” as currently in effect. In addition, the Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it discussed with the Company’s independent auditors their independence from the Company. The Committee also considered the compatibility of the independent auditors’ provision of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent auditors. The Committee held six meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements as of and for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 1, 2005.

Audit Committee

Matthew J. Hart, Chairman

John R. D’Eathe

William P. Dickey

Compensation of Directors

Under the current compensation program, the Company pays each of its non-employee directors annual cash compensation of $30,000 for his services and $1,500 for each Board meeting attended by such director. The chairman of each committee receives additional annual cash compensation of $10,000, with the exception of the chairman of the Audit Committee who receives additional annual cash compensation of $20,000. Each non-employee director also receives annual compensation of $5,000 for each committee of which he is a member but does not serve as chairman and is reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any directors fees.

In addition, under the Company’s 1997 Stock Option and Incentive Plan (the “Stock Incentive Plan”), each non-employee director receives an annual grant of restricted shares of Common Stock valued at $20,000 on the date of grant that vest in equal annual installments over two years. In addition, each non-employee director receives, upon initial election to the Board, a grant of 1,000 restricted shares of Common Stock that vest in equal annual installments over four years.

Qualifications of Director Nominees

The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications as a guideline in considering nominations to the Company’s Board of Directors. The criteria include: loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to board balance and diversity. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors.

Nominating/Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating/Corporate Governance Committee will consider incumbent board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. The Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Committee member.

Manner by which Security Holders May Recommend Director Candidates

The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2006 annual meeting of stockholders must be received in writing not later than November 30, 2005. Each security holder recommending a person as a director candidate must provide the Company with the following information for the Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

•	If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•	If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

•	Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the New York Stock Exchange, and (iii) satisfies the Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

Security holders may send correspondence to the Board of Directors c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication as appropriate.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics has been posted to the Company’s website at www.kilroyrealty.com and a copy will be provided to any person without charge, upon request sent to the Company’s principal executive offices c/o Secretary at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, may be made only by the Board or a Board committee and will be promptly posted on the Company’s website.

CERTAIN INFORMATION WITH RESPECT TO NAMED EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the Named Executive Officers of the Company as defined on page 11:

Name	Age	Position
John B. Kilroy, Jr.	56	President, Chief Executive Officer and Director
Jeffrey C. Hawken	46	Executive Vice President and Chief Operating Officer
Richard E. Moran Jr.	53	Executive Vice President, Chief Financial Officer and Secretary
Steven R. Scott	48	Senior Vice President, San Diego Development
Tyler H. Rose	44	Senior Vice President and Treasurer

John B. Kilroy, Jr. has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy is set forth under “Proposal 1: Election of Directors—Directors Continuing in Office.”

Jeffrey C. Hawken has served as Executive Vice President and Chief Operating Officer of the Company since it commenced operations as a public company in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI’s real estate portfolio and served on KI’s acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator through the Building Owner’s and Manager’s Association (“BOMA”). Mr. Hawken is a director for BOMA, Greater Los Angeles and also participates on the executive committee, the Owners Advisory Council and Political Action Committee. Mr. Hawken is an active member of the Young President’s Organization, Santa Monica Bay Chapter and participates on the executive committee and is currently the Development chair. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Hawken is a licensed Real Estate Broker in the State of California.

Richard E. Moran Jr. has served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since December 1996. Prior to that time, Mr. Moran was Executive Vice President, Chief Financial Officer and Secretary of Irvine Apartment Communities, Inc. from 1993 to 1996. Prior to that, Mr. Moran was Executive Vice President, Corporate Finance and Treasurer of The Irvine Company, where he was employed from 1977 to 1993. Previously, he was a certified public accountant and was employed by the public accounting firm of Coopers & Lybrand. He is a member of the Urban Land Institute and serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California at Berkeley. Mr. Moran received a Master of Business Administration degree from Harvard University Graduate School of Business Administration and a Bachelor of Science degree in Accounting from Boston College.

Steven R. Scott is currently a Senior Vice President of the Company and has served in that capacity since he joined the Company in January 1998. He has more than 20 years of real estate experience. From January 1996 to December 1997, Mr. Scott was Senior Vice President with CB Richard Ellis in San Diego, where he concentrated in corporate services, build-to-suits, and brokerage in the mid-San Diego County markets of Sorrento Mesa, Torrey Pines, University Towne Centre and the I-15 Corridor. Prior to CB Richard Ellis, he was affiliated with the San Diego office of Grubb & Ellis Company for 13 years, most recently as Senior Marketing Consultant. Mr. Scott holds a Bachelor of Science degree in Business Administration from San Diego State University.

Tyler H. Rose was appointed Senior Vice President and Treasurer in March 1997. Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose holds a degree of Master of Business Administration from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California at Berkeley.

EXECUTIVE COMPENSATION

The following table sets forth the salary rates and other compensation paid for the fiscal years ended December 31, 2004, 2003 and 2002, to the Chief Executive Officer and each of the Company’s next four most highly compensated executive officers (the “Named Executive Officers”). The Company has entered into employment agreements with each of its Named Executive Officers, except for Steven R. Scott, as described below. See “—Employment Agreements.”

					Long-Term Compensation(1)
		Annual Compensation			Restricted Stock Award (Number of Shares)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation
John B. Kilroy, Jr.	2004	$875,000	$1,125,000	(2)	35,759	(3)
Director, President and Chief	2003	$875,000	$1,110,000		41,285	(4)
Executive Officer	2002	$875,000	$840,375		49,655	(5)

Jeffrey C. Hawken	2004	$425,000	$675,000	(2)	23,236	(3)
Executive Vice President and	2003	$425,000	$666,000		26,815	(4)
Chief Operating Officer	2002	$425,000	$504,225		32,242	(5)

Richard E. Moran Jr.	2004	$400,000	$450,000	(2)	14,304	(3)
Executive Vice President, Chief	2003	$400,000	$444,000		16,514	(4)
Financial Officer and Secretary	2002	$400,000	$336,150		19,865	(5)

Steven R. Scott	2004	$250,000	$225,000	(2)	12,092	(3)
Senior Vice President,	2003	$246,000	$200,000		12,913	(4)
San Diego Development	2002	$240,000	$163,000		4,023	(5)

Tyler H. Rose	2004	$250,000	$225,000	(2)	9,069	(3)
Senior Vice President and	2003	$246,000	$187,500		8,609	(4)
Treasurer	2002	$240,000	$161,000		4,115	(5)

(1)	Options to purchase an aggregate of 102,565 shares of Common Stock and 157,856 restricted shares of Common Stock granted to directors, executive officers and other employees of the Company are currently outstanding. Such options vest pro rata in annual installments over a three-year period. Please refer to footnotes 3 through 5 below with respect to the vesting period of the restricted stock grants. An additional 288,986 shares of Common Stock are reserved for issuance under the 1997 Stock Option and Incentive Plan, as of the date of this Proxy Statement.
(2)	The aggregate amount of the perquisites and other personal benefits, securities or property for each Named Executive Officer not otherwise disclosed in the table is less than the lesser of $50,000 or 10% of the total of salary and bonus for such Named Executive Officer for each of the years presented.
(3)	In February 2005, the Company’s Compensation Committee granted restricted shares of the Company’s Common Stock to the Named Executive Officers under the Company’s 1997 Stock Option and Incentive Plan. All of the shares issued were granted at a value of $41.35 per share, the Company’s closing share price on the grant date. Certain of the shares granted relate to the 2004 Restricted Stock Award and vest on February 23, 2006. The other shares granted relate to the 2004 Long-Term Incentive Award. The shares granted to Messrs. Rose and Scott vest in five equal annual installments over a five-year period. The remaining shares granted vest in two equal annual installments over a two-year period. The Named Executive Officers are entitled to receive dividends in respect of all such restricted shares. The following table sets forth the number of shares granted to each Named Executive Officer in connection with the 2004 Restricted Stock Award and the 2004 Long-Term Incentive Award.

	2004 Restricted Stock Award	2004 Long-Term Incentive Award	Total
John B. Kilroy, Jr.	9,069	26,690	35,759
Jeffrey C. Hawken	5,442	17,794	23,236
Richard E. Moran Jr.	3,628	10,676	14,304
Steven R. Scott	—	12,092	12,092
Tyler H. Rose	—	9,069	9,069

Total	18,139	76,321	94,460

(4)	In February 2004, the Company’s Compensation Committee granted restricted shares of the Company’s Common Stock to the Named Executive Officers under the Company’s 1997 Stock Option and Incentive Plan. All of the shares issued were granted at a value of $34.85 per share, the Company’s closing share price on the grant date. Certain of the shares granted relate to the 2003 Restricted Stock Award and vested on February 10, 2005. The other shares granted relate to the 2003 Long-Term Incentive Award. The shares granted to Messrs. Rose and Scott vest in four equal annual installments over a four-year period. The remaining shares granted vest in two equal annual installments over a two-year period. The Named Executive Officers are entitled to receive dividends in respect of all such restricted shares. The following table sets forth the number of shares granted to each Named Executive Officer in connection with the 2003 Restricted Stock Award and the 2003 Long-Term Incentive Award.

	2003 Restricted Stock Award	2003 Long-Term Incentive Award	Total
John B. Kilroy, Jr.	10,617	30,668	41,285
Jeffrey C. Hawken	6,370	20,445	26,815
Richard E. Moran Jr.	4,247	12,267	16,514
Steven R. Scott	—	12,913	12,913
Tyler H. Rose	—	8,609	8,609

Total	21,234	84,902	106,136

(5)	In February 2003, the Company’s Compensation Committee granted restricted shares of the Company’s Common Stock to the Named Executive Officers under the Company’s 1997 Stock Option and Incentive Plan. All of the shares issued were granted at a value of $21.63 per share, the Company’s closing share price on the grant date. Certain of the shares granted relate to the 2002 Restricted Stock Award and vested on February 10, 2004. The remaining shares granted relate to the 2002 Long-Term Incentive Award and vested in two equal annual installments over a two-year period. The Named Executive Officers are entitled to receive distributions in respect of all such restricted shares. The table below sets forth the number of shares granted to each Named Executive Officer in connection with the 2002 Restricted Stock Award and the 2002 Long-Term Incentive Award.

	2002 Restricted Stock Award	2002 Long-Term Incentive Award	Total
John B. Kilroy, Jr.	12,951	36,704	49,655
Jeffrey C. Hawken	7,771	24,471	32,242
Richard E. Moran Jr.	5,181	14,684	19,865
Steven R. Scott	—	4,023	4,023
Tyler H. Rose	—	4,115	4,115

Total	25,903	83,997	109,900

Option Grants in Last Fiscal Year

The Company did not grant options to purchase any shares of Common Stock to the Named Executive Officers during 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning options exercised by Named Executive Officers during the year ended December 31, 2004, and exercised and unexercised options held by the Named Executive Officers at December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
John B. Kilroy, Jr.	13,043	$170,081	—	—	—	—
Jeffrey C. Hawken	—	—	—	—	—	—
Richard E. Moran Jr.	—	—	—	—	—	—
Steven R. Scott	—	—	—	—	—	—
Tyler H. Rose	42,000	$359,769	—	—	—	—

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options(a)	Weighted-Average Exercise Price of Outstanding Options(b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(1)
Equity Compensation plans approved by shareholders	119,231	$24.11	390,098
Equity Compensation plans not approved by shareholders	N/A	N/A	N/A

Total	119,231	$24.11	390,098

(1)	Includes shares available for future restricted stock grants.

401(k) Plan

The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 60% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions up to a maximum of five percent of the participant’s annual salary up to certain limits. Participants vest immediately in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan after three months of credited service with the Company. For the year ended December 31, 2004, the Company’s contribution to the 401(k) Plan was approximately $321,000. The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Employment Agreements

Each of John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., and Tyler H. Rose has entered into an employment agreement with the Company. Each of the employment agreements has a one-year term and, if not terminated by either party, is subject to automatic one-year renewals. Each of the employment agreements provides that the amount paid for annual base compensation and the amount of any bonus is determined at the discretion of the Executive Compensation Committee.

The employment agreements entitle the executives to participate in the Company’s 1997 Stock Option and Incentive Plan and to receive certain other insurance benefits. The employment agreements also provide that in the event of death, the executive’s estate will receive monthly payments of the executive’s annual salary, plus one-twelfth of any bonus to be received, for a period equal to the lesser of the term remaining under the employment agreement or one year. In addition, in the event of a termination by the Company without “cause,” a termination of employment resulting from “disability,” a termination by the executive for “good reason,” or, in the case of Mr. Kilroy and Mr. Moran, a termination pursuant to a “change of control” of the Company, the terminated executive will be entitled to (i) severance (the “Severance Amount”) and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and the receipt of other customary benefits established by the Company for its executive employees for two years following the date of termination (collectively, the “Severance Benefits”). The Severance Amount is equal to the sum of two times the executive’s average annual base compensation and two times the highest annual bonus received during the preceding 36-month period.

Under the employment agreements, “Disability” means a physical or mental disability or infirmity which, in the opinion of a physician selected by the Board, renders the executive unable to perform his duties for six consecutive months or for shorter periods aggregating 180 business days in any 12-month period (but only to the extent that such definition does not violate the Americans with Disabilities Act). “Cause,” as defined under the terms of the respective employment agreements, means (i) the executive’s conviction for commission of a felony or a crime involving moral turpitude, (ii) the executive’s willful commission of any act of theft, embezzlement or misappropriation against the Company or (iii) the executive’s willful and continued failure to substantially perform the executive’s duties (other than such failure resulting from the executive’s incapacity due to physical or mental illness), which is not remedied within a reasonable time. “Good reason” means (i) the Company’s material breach of any of its obligations under the employment agreement (subject to certain notice and cure provisions) or (ii) any removal of the executive from one or more of the appointed offices or any material alteration or diminution in the executive’s authority, duties or responsibilities, without “cause” and without the executive’s prior written consent. “Change of Control” means (i) the event by which the individuals constituting the Board as of the date of the Company’s initial public offering cease for any reason to constitute at least a majority of the Company’s Board; provided, however, that if the election, or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least a majority of the members of the original Board, such new director shall be considered a member of the original Board; (ii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act, immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20%, or more of the combined voting power of the Company’s then outstanding voting securities unless such acquisition was approved by a vote of at least one more than a majority of the original Board; or (iii) approval by the stockholders of the Company of (a) a merger, consolidation, share exchange or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange or reorganization; (b) a complete liquidation or dissolution of the Company; or (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee is composed of John R. D’Eathe, Edward F. Brennan, and Dale F. Kinsella. There are no Executive Compensation Committee interlocks and no employees of the Company participate on the Executive Compensation Committee.

Executive Compensation Committee Report on Executive Compensation

The Executive Compensation Committee (the “Committee”) is composed of three Independent Directors.

Role of the Committee

The Committee is responsible for:

•	Reviewing the compensation philosophy of the Company;

•	Reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, evaluating the performance of the chief executive officer in light of those goals and objectives and determining and approving the compensation of the chief executive officer based on such evaluation;

•	Reviewing and approving all compensation for the Company’s other senior officers, including cash and equity incentive compensation awards, and all senior officers’ employment agreements and severance arrangements;

•	Administering and reviewing all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

•	Determining the Company’s policy with respect to change of control or “parachute” payments; and

•	Preparing this Executive Compensation Committee Report.

The Committee periodically retains compensation and other management consultants to assist with, among other things, structuring the Company’s various compensation programs and determining appropriate levels of salary, bonus and other awards payable to the Company’s key personnel, as well as to guide the Company in the development of near-term individual performance objectives necessary to achieve long-term profitability.

General Policies Regarding Compensation of Executive Officers

In establishing compensation for executive officers, the Committee seeks to:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the officers’ incentive to increase the Company’s stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of restricted stock and stock options.

Determination of Compensation of Executive Officers for the Year 2004

Consistent with prior years, an independent compensation consultant was retained by the Committee to assist it in the determination of the key elements of the compensation programs for fiscal year 2004. The compensation consultant engaged by the Committee is an independent consultant specializing in compensation matters in the REIT and real estate industry. Both the Committee and the compensation consultant evaluated the following in determining the amount of the executive compensation relative to the market, as well as the desired mix of base salary, annual incentives and long-term compensation opportunities:

•	Performance of the Company for 2004 as compared to other REITs, with an emphasis on office REITs;

•	Performance of the Company for 2004 as compared to other real estate companies engaged in activities similar to those engaged in by the Company, with an emphasis on developers; and

•	The current economic environment of the real estate industry and the markets specific to the Company’s properties.

The compensation consultant provided advice to the Committee with respect to competitive practices and the amounts and nature of compensation paid to executives. The compensation consultant also advised on, among other things, structuring the Company’s various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to the Company’s executives. Based upon the compensation consultant’s recommendations, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards with a significant portion weighted towards the variable components in order to ensure that total compensation reflects the overall success or failure by the Company and that the executive officers to meet appropriate performance measures.

Base Salary.    Salary levels of executive officers were established after a review of REITs and other real estate companies deemed comparable to the Company. The Committee generally compares the Company’s performance with that of other REITs and real estate companies engaged in activities similar to those conducted by the Company. Individual base salaries are reviewed at least annually and salary increases are granted based on each executive’s performance and contribution to the overall success of the Company. Other subjective features are also considered such as the individual’s experience.

Annual Incentive Bonus.    Annual cash and restricted stock awards are granted based upon corporate, operational and individual factors.

For 2004, corporate goals were measured on the basis of achieving targeted earnings and operations objectives. These objectives included earnings as measured by Funds From Operations (“FFO”) per share, average occupancy, operating margins and leasing results and activity. Operational goals were measured on specific departmental strategic and operational objectives. Individual performance measures were assessed based upon each individual’s annual goals. Bonuses were determined on the basis of the foregoing.

In February 2005, 94,460 shares of restricted stock were granted to the Company’s Named Executive Officers under this program for services performed during 2004.

Long-Term Incentive Compensation.    The Committee recognized that, while the annual incentive program provides awards for positive short-term and mid-term performance, the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company’s Common Stock through the granting of stock-based incentives.

The members of the Committee believe that share performance, over the long-term, will reflect executive performance and that such arrangements further reinforce management goals and incentives to achieve stockholder objectives. To that end, a portion of the Company’s executive incentive compensation package is comprised of annual stock-based incentives that motivate executives to increase the Company’s stock price and, therefore, the return to the Company’s stockholders.

In granting stock-based awards, the Committee takes into account such factors as it determines to be appropriate under the circumstances, including an assessment of the executive’s achieved performance goals and objectives, and the amounts and value of long-term compensation and stock-based compensation received by similarly situated executives at competitor companies.

Annual long-term restricted stock awards are granted based upon corporate, operational and individual factors. For 2004, corporate targets were measured on the basis of achieving targeted earnings, operations, development and shareholder return objectives. These objectives, which are different than the Annual Incentive Bonus objectives discussed above, included earnings as measured by Funds From Operations (“FFO”) per share, revenues from stabilized development, new development starts, and total relative and absolute shareholder returns. Operational and development goals were measured on specific departmental strategic and operational objectives. Long-term restricted stock awards were determined on the basis of the foregoing.

In February 2005, 94,460 shares of restricted stock were granted to the Company’s Named Executive Officers and 6,652 shares of restricted stock were granted to other senior officers of the Company under the long-term incentive compensation program for services performed during 2004. The Company did not grant options to purchase shares of Common Stock during 2004.

Special Multi-Year Outperformance Award.    The members of the Committee believe that the outperformance of long-term shareholder returns will reflect executive performance and that arrangements that encourage management to maximize long-term shareholder returns further reinforce management goals and incentives to continuously increase shareholder value. To that end, the special multi-year outperformance portion of the Company’s long-term executive compensation package is comprised of a cash award that motivates executives to increase the Company’s stock price and, therefore, the total return to the Company’s stockholders over the three-year period.

The special outperformance award was adopted in March 2003 and was structured based upon the recommendations of an independent compensation consultant specializing in the REIT and real estate industry. The award provides for cash to be paid to the Company’s executive officers at the end of a three-year period, ending December 31, 2005, if the Company attains certain performance measures based on annualized total shareholder returns on an absolute and relative basis. The targets for the relative component require the Company to obtain an annualized total return to stockholders that is at or above the 70th percentile of annualized total return to stockholders achieved by members of a pre-defined peer group during the same three-year period, and includes additional incentives for annualized total return to stockholders that is at or above the 80th percentile. The absolute component is based upon the amounts by which the annualized total return to stockholders over the three-year period exceeds 10%.

No compensation was paid in 2004 under the special outperformance award since the award will not be granted until the end of the performance period at the end of 2005. The total amount accrued relating to this plan was $24.4 million as of December 31, 2004. The accrual at December 31, 2004 was based on the cumulative shareholder return using the above criteria and the Company’s closing price per share of $42.75 as quoted on the New York Stock Exchange as of December 31, 2004, and is equal to that portion of the total compensation applicable to the portion of the performance period that has elapsed.

Chief Executive Officer Compensation.    The compensation of John B. Kilroy, Jr. for the year ended December 31, 2004 was determined in accordance with the criteria discussed above.

Under Mr. Kilroy’s direction, the Company achieved and in most cases outperformed the pre-established thresholds and measures discussed above. In addition, the Company achieved a 37.6% total shareholder return for calendar year 2004 (measured as the annual appreciation of the quoted common share price plus dividends paid during the year). Based on the recommendations of the compensation consultant and in recognition of Mr. Kilroy’s contributions to the achievement of the Company’s goals and continued successful execution of the Company’s long-term business plan, the Committee granted to Mr. Kilroy 35,759 shares of restricted stock, 63% of which vest on February 23, 2006 and 37% of which vest on February 23, 2007. The Committee did not grant any options to purchase shares of Common Stock to Mr. Kilroy during 2004.

Limitation on Deductibility of Executive Compensation.    Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers of the Company. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m), which includes most stock option and other incentive arrangements, the material terms of which have been approved by shareholders.

Despite the fact that the Company’s incentive bonuses are determined based on the evaluation of the Company’s performance and take into consideration certain financial and strategic goals, the Committee does not apply these factors on a strict formulaic basis. As a result, the Company’s incentive bonuses may not satisfy the requirements of Section 162(m). The Committee believes that because the Company qualifies as a REIT under the Code and is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) does not have a material adverse consequence to the Company, provided the Company continues to distribute 90% of its taxable income. The Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible.

Executive Compensation Committee

John R. D’Eathe, Chairman

Edward F. Brennan

Dale F. Kinsella

PERFORMANCE GRAPH

The following line graph compares the change in the Company’s cumulative shareholder return on its shares of Common Stock to the cumulative total return of the NAREIT Equity REIT Total Return Index (“NAREIT Equity Index”), the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), and the SNL Office REIT (Equity) Index for the five-year period ended December 31, 2004. The Company includes an additional index, the SNL Office REIT (Equity) Index, to the performance graph since management believes it provides additional information to investors about the Company’s performance relative to a more specific peer group. The SNL Office REIT (Equity) Index is a published and widely recognized index that comprises 27 office equity REITs, including the Company. The graph assumes the investment of $100 in the Company and each of the indices on January 1, 1999 and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

TOTAL RETURN PERFORMANCE(1)

Measurement Period (Fiscal Year Covered)	Kilroy Realty Corp.	S&P 500 Index	NAREIT Equity Index	SNL Office REITs (Equity)(2)
12/31/99	100	100	100	100
12/31/00	135	91	126	136
12/31/01	136	80	144	143
12/31/02	129	63	150	137
12/31/03	196	81	205	183
12/31/04	270	90	270	223

(1)	Information in the graph was compiled by SNL Financial LC.
(2)	This index is published by SNL Financial LC and includes the Company and 26 other office REITs.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of December 31, 2004, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person known by the Company to be the beneficial owner of five percent or more of the Company’s outstanding Common Stock (or Common Stock issuable, at the Company’s option, upon the redemption of Units), (ii) each director and each Named Executive Officer and (iii) the directors and such Named Executive Officers of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person. In the preparation of this table, the Company has relied upon information supplied by its officers, directors and certain stockholders and upon information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
Cohen & Steers Capital Management, Inc.	2,920,357	(3)	10.2%
T. Rowe Price Associates, Inc.	2,199,500	(4)	7.7%
Barclays Global Investors, N.A.	1,817,023	(5)	6.4%
AEW Capital Management, L.P.	1,703,200	(6)	6.0%
John B. Kilroy, Jr.	1,249,146	(7)	4.2%
John B. Kilroy, Sr.	1,071,086	(8)	3.7%
Richard E. Moran Jr.	153,474	(9)	*
Jeffrey C. Hawken	114,094	(10)	*
Matthew J. Hart	37,403	(11)	*
Tyler H. Rose	36,544	(12)	*
William P. Dickey	34,403	(13)	*
John R. D’Eathe	32,256	(14)	*
Dale F. Kinsella	22,403	(15)	*
Steven R. Scott	15,609	(16)	*
Edward F. Brennan	1,614	(17)	*
All directors and Named Executive Officers as a group (11 persons)			9.1%

*	Represents less than 1.0% of outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)	The number of shares of Common Stock beneficially owned is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of December 31, 2004 are exercised and that no options to acquire shares of Common Stock held by other persons are exercised.

(3)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on January 7, 2005 by Cohen & Steers Capital Management, Inc. (“Cohen & Steers”). The address for Cohen & Steers is 757 Third Avenue, New York, New York, 10017.

(4)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). These securities are owned by various individual and institutional investors whom T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe

Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland, 21202.

(5)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Barclays Global Investors, NA. (“Barclays Global Investors”). The address for Barclays Global Investors is 45 Freemont Street, 17th Floor, San Francisco, California, 94105.

(6)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by AEW Capital Management, L.P. (“AEW Capital Management”). The address for AEW Capital Management is World Trade Center East, Two Seaport Lane, Boston, Massachusetts, 02110-2021.

(7)	Includes (i) 983,960 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KI, Kilroy Airport Imperial Co. (“KAICO”) and Kilroy Technologies Company, LLC, a California limited liability company (“Kilroy Technologies”) and allocated to John B. Kilroy, Jr. as one of its two shareholders), (ii) 205,549 shares of Common Stock beneficially owned by John B. Kilroy, Jr. and (iii) 59,637 restricted shares of Common Stock held directly.

(8)	Includes (i) 24,565 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2004, (ii) 744,112 shares of Common Stock issuable upon the redemption of Units (including Units beneficially owned by KI, KAICO, and Kilroy Technologies, and allocated to John B. Kilroy, Sr. as one of its two shareholders), (iii) 301,401 shares of Common Stock beneficially owned by John B. Kilroy, Sr., and (iv) 1,008 restricted shares of Common Stock held directly.

(9)	Includes (i) 129,618 shares of Common Stock held directly and (ii) 23,856 restricted shares of Common Stock held directly.

(10)	Includes (i) 75,044 shares of Common Stock held directly and (ii) 39,050 restricted shares of Common Stock held directly.

(11)	Includes (i) 1,666 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2004 (ii) 34,729 shares of Common Stock held directly and (iii) 1,008 restricted shares of Common Stock held directly.

(12)	Includes (i) 25,878 shares of Common Stock held directly and (ii) 10,666 restricted shares of Common Stock held directly.

(13)	Includes (i) 21,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2004, (ii) 12,395 shares of Common Stock held directly and (iii) 1,008 restricted shares of Common Stock held directly.

(14)	Includes (i) 31,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2004, (ii) 248 shares of Common Stock held directly and (iii) 1,008 restricted shares of Common Stock held directly.

(15)	Includes (i) 21,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2004, (ii) 395 shares of Common Stock held directly and (iii) 1,008 restricted shares of Common Stock held directly.

(16)	Includes (i) 685 shares of Common Stock held directly and (ii) 14,924 restricted shares of Common Stock held directly.

(17)	Includes (i) 250 shares of Common Stock held directly and (ii) 1,364 restricted shares of Common Stock held directly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2004, no directors or executive officers of the Company, including John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board and the President and Chief Executive Officer, respectively (or members of their immediate families) had direct or indirect interests in transactions or potential transactions with the Company, the Operating Partnership or Kilroy Services, LLC (“KSLLC”).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 2004, all Insiders complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2006 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by November 30, 2005.

The Company’s bylaws require a stockholder desiring to present a proposal for a vote at the 2006 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice generally must be delivered to or mailed and received at the Company’s principal executive offices (i) not less than 50 days nor more than 75 days prior to the 2006 annual meeting or (ii) if the Company provides less than 65 days public notice of the date of its annual meeting, then not later than the 15th day following the earlier of the day on which public notice of the date for the 2006 annual meeting is published or mailed. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices.

Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2006 annual meeting or have a proposal properly brought before the 2006 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations of the Securities and Exchange Commission to have a proposal included in the Company’s proxy statement for the 2006 annual meeting will be deemed to have complied with the notice requirements contained in the Company’s bylaws. Stockholder proposals submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2006 annual meeting, as applicable.

For specific information with respect to the process for recommending a director candidate, see “Proposal 1: Election of Directors—Manner by which Security Holders May Recommend Director Candidates” above.

INDEPENDENT AUDITORS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) served as the Company’s independent auditors for fiscal year 2004. The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this proxy statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in connection with the 2004 and 2003 fiscal years are as follows:

Fees	2004	2003
Audit Fees (1)	$571,783	$385,667
Audit-Related Fees (2)	26,239	125,347
Tax Fees (3)	263,097	376,408
All Other Fees	—	—

	$861,119	$887,422

(1)	Includes the aggregate fees billed for the audit and review of the Company’s annual and quarterly financial statements, consultations with Company’s management on technical accounting and regulatory issues, services associated with the Company’s registration statements and preferred securities offerings and in 2004, the audit of internal controls over financial reporting.

(2)	Includes the aggregate fees billed for assistance with readiness for internal control reporting and the audit of the Company’s 401(K) plan.

(3)	Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance and the coordination of the Company’s property tax correspondence and property tax appeals process.

PROXY SOLICITATION EXPENSE

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company will use the services of Mellon Investor Services LLC to assist with the mailing of proxies and expects to pay a fee of approximately $15,000 for these services. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may also use the services of a third-party solicitor to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $10,000.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of the Company’s Form 10-K for the period ended December 31, 2004. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

March 23, 2005

By Order of the Board of Directors,

Richard E. Moran Jr. Executive Vice President, Chief Financial Officer and Secretary

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR (except as indicated to the contrary)

WITHHOLD

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees:

01 John B. Kilroy, Sr.

02 Edward F. Brennan, Ph. D.

03 Matthew J. Hart

INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box above and write that nominee’s name on the space provided below:

Returned proxy cards that are signed and dated will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the named nominees.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, stating title. If a partnership, please sign in partnership name by authorized person, stating title.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/krc

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.kilroyrealty.com

PROXY KILROY REALTY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Kilroy Realty Corporation (the “Company”) acknowledges receipt of a copy of the Annual Report and the proxy statement dated March 23, 2005 and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Sr., John B. Kilroy, Jr., Richard E. Moran Jr. and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on March 15, 2005 at the Annual Meeting of Stockholders to be held on May 17, 2005, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE